UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2009

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-29637 (Commission File Number)	77-0432030 (I.R.S. Employer Identification Number)

1740 Technology Drive, Suite 450

San Jose, CA 95110

(408) 570-9700

(Addresses, including zip code, and telephone numbers,

including area code, of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On June 10, 2009, Selectica, Inc. (the “Company”) held a conference call concerning its preliminary financial results for the full fiscal year and fiscal quarter ended March 31, 2009. A copy of the transcript from the conference call is attached as Exhibit 99.1. The conference call contains forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The information set forth above in response to Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officer

On June 10, 2009, the Board of Directors of the Company (the “Board”) appointed Jason Stern, age 39, as the Senior Vice President, Operations of the Contract Management Business of the Company.

Prior to his promotion, Mr. Stern served as the Company’s Vice President of Products and Business Development for Contract Management Solutions and was responsible for Product Strategy, Product Management and Alliances. Prior to joining the Company in November of 2006, Mr. Stern was the Vice President of Product Management for I-many, a contract management software and services company. With more than 10 years of experience in enterprise software product management, Mr. Stern also spent four years at Oracle, an enterprise software company, managing products for CRM, Call Center, and Finance.

Employment Arrangement with Mr. Stern

Base Salary and Incentive Compensation. Upon his promotion to Senior Vice President, Operations of the Contract Management Business, (i) Mr. Stern’s annual base salary was increased from $175,000 to $200,000 and (ii) he was awarded a target cash bonus of $60,000 for the fiscal year ending March 31, 2010, subject to achievement of performance targets to be specified by the Compensation Committee of the Board. In addition, his previous incentive compensation arrangements were terminated upon his promotion.

Equity Awards. In November 2006, upon commencement of his employment with the Company, Mr. Stern was granted (i) an option to purchase 100,000 shares of the

Company’s with an exercise price of $0.85 per share that vests over four years, subject to a one year minimum service requirement, and (ii) 30,000 restricted stock units, with each unit representing the right to receive one share of the Company’s Common Stock (“RSUs”), that vest on the earliest permissible trading day after the close of the second consecutive fiscal quarter for which the Company’s consolidated financial statements, as reported on Form 10-K or Form 10-Q, show that the Company earning net income. On February 14, 2008, the Board deemed the 30,000 RSUs fully vested. In addition, in September, 2008, Mr. Stern was granted 170,000 RSUs that vest in equal quarterly installments over two years starting one year after the date of grant, subject to full acceleration upon a change in control of the company.*

Severance Agreement. On August 2008 as part of a retention program following the resignation of the Company’s former chief executive officer, Mr. Stern became eligible to receive continuation of his base salary and health insurance benefits for four months if he is discharged for a reason other than for cause.

Indemnification Agreement. The Company and Mr. Stern will enter into the Company’s standard form of indemnification agreement for directors and executive officers, as set forth on Exhibit 10.1 to the Company’s Form 10-KSB for the fiscal year ended March 31, 2008. The indemnification agreement provides, among other things, that the Company indemnify its officers against certain liabilities that may arise by reason of their status or service as officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

*	The foregoing share amounts and exercise price give effect to the two-for-one adjustment in outstanding options and restricted share awards on February 27, 2009 after the exchange on January 2, 2009 of one share of Common Stock for each stock purchase right outstanding on January 2, 2009.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
Exhibit 99.1	Transcript of conference call held on June 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: June 16, 2009	By:	/s/ Richard Heaps
Richard Heaps
Chief Financial Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
Exhibit 99.1	Transcript of conference call held on June 10, 2009.